Exhibit 10.4

DATED          1st January 2025

DAVION HEALTHCARE PLC	(1)

and

JACK KAYE	(2)

SERVICE AGREEMENT

DATE OF SERVICE AGREEMENT           1st January 2025

PARTIES

(1)	DAVION HEALTHCARE PLC whose registered office is c/o MC2 Accountants, Penrose Wharf, Penrose Quay, Cork, Ireland (“the Company”).

(2)	Jack Kaye, of Xenios Court, Flat 102, 9 Tempon Parados, Kato Polemidia, 4156, Cyprus (“the Executive”)

WHEREAS the Board of Directors of the Company has approved the terms of this Agreement under which the Executive is to be employed.

IT IS AGREED as follows:

1.	DEFINITIONS

1.1	In this Agreement the following words, phrases and expressions shall have the following meanings:

1.1.1	“Board” means the Board of Directors of the Company from time to time and any such person or committee authorised by the Board as its representative for the purposes of this Agreement;

1.1.2	“Chairman” means the Chairman of the Company for the time being;

1.1.3	“Chief Executive” means the Chief Executive of the Company for the time being.

1.1.4	“Commencement Date” means 1st January 2025 or such later date as may be mutually agreed between the parties;

1.1.5	“Group Company” means the Company and its subsidiaries and any holding company of the Company and any subsidiary of such holding company and any associated company (which expression shall mean any other company of which the Company or its holding company or any subsidiary or the company or its holding company beneficially holds not less than 20% of the equity share capital);

1.1.6	“Immediate Relatives” means wife, common law spouse, children, brothers, sisters, cousins, aunts, uncles, parents, grandparents, and the aforesaid relatives by marriage;

1.1.7	“Termination Date” means the date upon which the Executive's employment with the Company is terminated (and references to “from the Termination Date” means from and including the date of such termination);

1.2	Any reference to a statutory provision includes all re-enactments and modifications of it or the provision referred to and any regulations made under it or under the provision referred to.

1.3	The headings in this Agreement have been inserted for convenience only and they do not form part of this Agreement and do not affect its interpretation or construction.

1.4	Any reference to the Executive shall, if appropriate, include his personal representatives.

1

2.	THE APPOINTMENT

2.1	The Company shall from the Commencement Date appoint the Executive, and the Executive agrees to act as a Chief Executive and Chairman of Davion Healthcare Plc.

2.2	The Executive acknowledges and warrants: 2.2.1 that by entering into this Agreement and fulfilling his obligations under it, the Executive is not in breach of any obligation to any third party; and

3.	DURATION

3.1	This Agreement shall, subject to termination in accordance with the terms of this Agreement, commence on the Commencement Date and shall continue until terminated by Twelve (12) month’s notice by either party.

4.	DUTIES

4.1	The Executive:

4.1.1	shall:

4.1.1.1	carry out such duties and functions;

4.1.1.2	exercise such powers; and

4.1.1.3	comply with such instructions;

in connection with the business of the Company and the Group Companies as the Board reasonably determines from time to time; and

4.1.2	shall comply with all the Company's reasonable rules, regulations, policies and procedures from time to time in force.

4.2	Unless prevented by illness, accident or holiday as set out below, the Executive will:

4.2.1	devote sufficient of his time, attention and skill during his working hours under this Agreement insofar as may reasonably be required to the affairs of the Company, it being noted and agreed that the employment of the Executive is predominantly a full-time position and that the Executive will be permitted to pursue his other business interests provide that they are declared to, and approved by, the Company in advance and that they do not prevent the Executive from fulfilling his duties under this Agreement to the best of his ability; and

4.2.2	use his best endeavours to promote the interests of the Company at all times.

4.3	The Executive acknowledges and agrees that he is at all times during his employment, including during any period of suspension or while on garden leave in accordance with clause 17.5, subject to duties of goodwill, trust, confidence, exclusive service, faith and fidelity to the Company which duties include, without limitation, the duty throughout the duration of this Agreement:

4.3.1	not to compete with the Company or with any Group Company;

4.3.2	not to make preparations (during such hours during which the Executive should be providing services under this Agreement) to compete with the Company or with any Group Company after this Agreement has terminated;

4.3.3	not to solicit in competition with the Company or with any Group Company any customer or customers of the Company or of any Group Company;

2

4.3.4	not to entertain invitations to provide services in a personal capacity from customers of the Company or of any Group Company where such invitations relate to services which could be provided by the Company or by any Group Company;

4.3.5	not to offer employment to employees of the Company or of any Group Company (other than employment by the Company or by any Group Company); and

4.3.6	not to copy or memorise confidential information or trade secrets of the Company or of any Group Company with a view to using or disclosing such information for a purpose other than for the benefit of the Company or of that Group Company.

4.4	The Executive will at all times promptly give to the Board (in writing if requested) all information, explanations and assistance that the Board may reasonably require in connection with:

4.4.1	the business or affairs of the Company and of the Group Companies; and

4.4.2	his employment under this Agreement.

4.5	The Executive will:

4.5.1	report to the Board.

4.6	The Executive shall not without the prior written consent of the Board:

4.6.1	incur any capital expenditure in excess of such sums as may be authorised from time to time; or

4.6.2	enter into (on behalf of the Company or of any Group Company) any commitment, contract or arrangement:

4.6.2.1	otherwise than in the normal course of business; or

4.6.2.2	outside the scope of his normal duties; or

4.6.2.3	of an unusual, onerous or long-term nature.

5.	NORMAL HOURS

5.1	The Executive shall conform to such hours of work as may from time to time reasonably be required of him as are consistent with his appointment under this Agreement.

5.2	The Executive expressly acknowledges and affirms:

5.2.1	that he has control over the hours which he works; and

5.2.2	that his working time is not monitored or determined by the Company.

6.	OTHER INTERESTS

6.1	The Executive:

6.1.1	shall devote all of his time to the Company during his working hours under this Agreement; and

6.1.2	shall not (without the prior written consent of the Board) directly or indirectly either on his own account or on behalf of any other person, company, business entity or other organisation:

3

6.1.2.1	engage in; or

6.1.2.2	be concerned with; or

6.1.2.3	provide services to (whether as an employee, officer, director, agent, partner, consultant or otherwise) any other business or other activity which does or might reasonably be expected to affect the performance of his duties under this Agreement.

6.2	The Executive:

6.2.1	confirms that to the best of his knowledge and belief he has fully disclosed to the Company in writing all circumstances in respect of which there is, or there might be, a conflict of interests between:

6.2.1.1	the Company or any Group Company; and 6.2.1.2 the Executive or his Immediate Relatives; and

6.2.2	agrees fully to disclose to the Board any such circumstances which may arise during this Agreement.

6.3	The Executive or his Immediate Relatives shall not be entitled to receive or obtain directly or indirectly any discount, rebate, commission or other benefit in respect of any business transacted (whether or not by him) by or on behalf of the Company or of any Group Company and if with the knowledge and consequent upon any act or omission of the Executive his Immediate Relatives or any other company or business entity in which he is interested directly or indirectly obtains any such discount, rebate, commission or other benefit he shall forthwith account to the Company or relevant Group Company for the amount received or value of the benefit so obtained.

7.	PLACE OF WORK

7.1	The Executive's place of work from any location of his choosing, or at such premises of which the Company has the use of from time to time.

7.2	In performance of his duties under this Agreement, the Executive may also be required to travel globally for the better performance of his duties.

8.	REMUNERATION

8.1	The Executive will receive a base salary of One Hundred and Fifty Thousand (€150,000) euros per month to commence from the date of this Service Agreement, payable to the Executive by the Company or by any Group Company).

8.2	The Salary:

8.2.1	will be payable monthly in arrears on or before the last working day of each calendar month.

9.	EXPENSES

9.1	The Executive shall be entitled to be repaid all reasonable travelling, hotel and other expenses properly authorised by the Chairman (acting reasonably) and incurred in or about the proper performance of his duties, which expenses shall be evidenced in such manner as the Company may reasonably specify from time to time.

9.2	Where the Company makes any credit card available to the Executive, he shall:

4

9.2.1	take good care of such card and promptly report to the Company any loss of such card;

9.2.2	unless otherwise authorised by the Company, use the card only for the purposes of the Company's business and in accordance with any Company applicable policy; and

9.2.3	surrender it upon the request of the Board at any time.

10.	OTHER BENEFITS

10.1	There are no other benefits currently given by the Company to the Executive under the terms of this Service Agreement.

11.	PENSION

11.1	There is no Company pension scheme currently in force.

12.	HOLIDAYS

12.1	The Company's holiday year runs from 1 January to 31 December.

12.2	The Executive will in addition to bank and public holidays be entitled to Forty (40) working days' paid holiday in each holiday year.

12.3	Holidays shall accrue on a pro rata basis throughout each holiday year.

13.	INCAPACITY

13.1	If the Executive is incapacitated from performing his duties under this Agreement as a result of illness he will notify the Company as soon as possible and then keep the Company informed and complete any self-certification forms which are reasonably required by the Company.

13.2	If such incapacity continues for a period of eight working days or more the Executive will produce to the Company a medical certificate to cover the duration of such absence.

13.3	The Executive must produce medical certificates to cover any further period of absence.

13.4	If the Executive is incapacitated from performing his duties as a result of illness or injury then (subject to clause 17.2.7) if he complies with the requirements of this clause 13 he will be entitled to payment of his salary at the full rate in respect of such illness or injury for a period (in total) of 6 months in any period of 12 months (whether the absence is intermittent or continuous).

13.5	Thereafter, the Executive will not be entitled to any further payment from the Company until the resumption of his duties.

13.6	For the avoidance of doubt the provisions of this clause 13 will not prejudice or limit in any way the Company's right to terminate this Agreement pursuant to clauses 3 and 17 or otherwise pursuant to its terms.

13.7	The Company may terminate the employment of the Executive in accordance with clause 17.2.7 or by making a payment in lieu pursuant to clause 17.4.

13.9	Whether or not the Executive is absent by reason of sickness, injury or other incapacity the Executive will at the request of the Board agree to have a medical examination performed by a doctor appointed and paid for by the Company and the Executive authorises the Board to have unconditional access to such part of any report or reports (including copies) produced as a result of any such examination:

5

13.9.1	as the Board may from time to time reasonably require; and

13.9.2	as is relevant to the performance by the Executive of his duties under this Agreement.

14.	CONFIDENTIAL INFORMATION

14.1	The Executive acknowledges that in the ordinary course of his employment he will be exposed to information about the Company's business and the businesses of Group Companies and that of the Company's and the Group Companies' suppliers and customers:

14.1.1	which amounts to a trade secret, is confidential or is commercially sensitive;

14.1.2	which may not be readily available:

14.1.2.1	to others engaged in a similar business to that of the Company or of any of the Group Companies; or

14.1.2.2	to the general public; and

14.1.3	which if disclosed will be liable to cause significant harm to the Company or to such Group Companies.

14.2	Such information (whether recorded in writing, on computer disc or in any other medium) is referred to in this clause 14 as “Confidential Information”.

14.3	The Executive has therefore agreed to accept the restrictions contained in this clause 14.

14.4	The Executive will not either directly or indirectly during the term of this Agreement or after its termination without limit in time for his own purposes or for any purposes other than those of the Company or of any Group Company (for any reason and in any manner) use or divulge or communicate to any person, firm, company or organisation (except to those officials of the Company or any Group Company whose province it is to know the same) any secret or Confidential Information or information constituting a trade secret acquired or discovered by him in the course of his employment with the Company relating to the private affairs or business of the Company or of any Group Company or of their suppliers, customers, management or shareholders.

14.5	The restrictions contained in this clause 14 do not apply to:

14.5.1	any disclosure:

14.5.1.1	authorised by the Board; or

14.5.1.2	required in the ordinary and proper course of the Executive's employment; or

14.5.1.3	required by order of any court of competent jurisdiction or by an appropriate regulatory authority; or

14.5.1.4	otherwise required by law; or

14.5.2	any information, or Confidential Information that the Executive can demonstrate was known to the Executive prior to the date of this Agreement.

6

14.6	The Executive will not other than with the approval of the Chairman or of any Director of the Group Company to whom he reports:

14.6.1	make or issue any press, radio or television statement; or

14.6.2	publish or submit for publication any letter or article relating directly or indirectly to the business affairs of the Company or of Group Company.

14.7	The provisions of this clause 14 are without prejudice to the duties and obligations of the Executive to be implied into this Agreement at common law.

15.	INTELLECTUAL PROPERTY

15.1	The Executive acknowledges that because of:

15.1.1	the nature of his duties; and

15.1.2	the particular responsibilities arising as a result of such duties; he owes to the Company and to any of the Group Companies a special obligation to further the interests of the Company and of the Group Companies.

15.2	The Executive shall promptly disclose to the Company any idea or invention created by him in the normal course of his employment under this Agreement.

15.3	The Executive acknowledges that all trade marks, registered designs, design rights, copyright, database rights and other intellectual property rights (together, where registrable, with the right to apply for registration of the same, aside from those described in clause 15.2), whether in existence now or coming into existence at any time in the future, will, on creation in the normal course of his employment under this Agreement, vest in and be the exclusive property of the Company or of any of the Group Companies which the Company may nominate and if required to do so (whether during or after the termination of his employment under this Agreement):

15.3.1	the Executive shall execute all instruments and do all things necessary to vest ownership in the above rights in the Company as sole beneficial owner; and

15.3.2	where the same does not automatically vest by any applicable law, the Executive shall immediately assign the same to the Company; and

15.4.3	the Executive irrevocably agrees to waive all moral rights in respect of such materials or works.

15.4	The Executive appoints the Company to be his attorney in his name and on his behalf:

15.4.1	to execute any such instrument or do any such thing necessary for the purpose of giving to the Company or to its nominee the full benefit of the provisions of this clause 15; and

15.4.2	to acknowledge in favour of any third party that a certificate in writing signed by any director or secretary of the Company that any instrument or act falls within the authority conferred shall be conclusive evidence that such is the case.

15.5	Clauses 15.1, 15.2, 15.3, and 15.4 cannot be amended or varied other than by written agreement with the parties.

16.	STATEMENTS

16.1	The Executive shall not at any time knowingly make any untrue or misleading statement in relation to the Company or to any Group Company.

16.2	The Executive shall not at any time after the termination of his employment under this Agreement represent himself as being in any way connected with or interested in the Company or with or in any of the Group Companies or with or in any of their respective businesses unless the particulars are specifically agreed in writing with the Company.

7

17.	TERMINATION

17.1	The employment of the Executive may be terminated:

17.1.1	by the Company after giving to the Executive 18 months’ notice in writing; and

17.1.2	by the Executive after giving to the Company 18 month’s notice in writing.

17.2	The Company may terminate this Agreement immediately without notice in writing (even if the Company may have allowed any time to elapse or on a former occasion may not have enforced its rights under this clause 17) and without obligation to pay any compensation to the Executive if:

17.2.1	after final written warning, without any reasonable cause, he neglects or refuses to perform all or any of his duties or obligations under this Agreement; or

17.2.2	he misconducts himself whether during or outside the course of his duties under this Agreement in such a way that the business, operation, interests or reputation of the Company or of anyGroup Company are or are likely to be materially prejudicially affected; or

17.2.3	he commits any criminal offence (including in particular any offence involving dishonesty or violence) other than:

17.2.3.1	a summary motoring offence; or

17.2.3.2	any other offence which does not in the reasonable opinion of the Board affect his position under this Agreement; or

17.2.4	he is convicted of an offence under any statutory enactment or regulation relating to insider dealing; or

17.2.5	he becomes bankrupt or makes or attempts to make any composition with creditors; or

17.2.6	he becomes of unsound mind; or

17.2.7	he commits any act of gross misconduct during the course of his duties under this Agreement; or

17.2.8	he is guilty of any deliberate act of discrimination, harassment or victimisation on race, sex or disability grounds.

17.3	The Company shall have the right to suspend the Executive (subject to the continued payment of the Executive’s salary and the continued provision of the Executive’s benefits) pending any investigation into any potential dishonesty, gross misconduct or any other circumstances which may give rise to a right for the Company to terminate this Agreement pursuant to clause 17.2 above for such reasonable period as it takes to conduct such an investigation.

17.4	The Executive may terminate this Agreement with immediate effect if the business of the Company is conducted in such a manner so as to be incompatible with the Executive’s obligations as a director of a company.

17.5	During any period of notice, and provided that the Company continues to pay the Executive’s salary and to provide all benefits to which he is contractually entitled (or a sum in lieu of the value to him of such benefits) until the termination of his employment under this Agreement, the Company shall be entitled at its absolute discretion:

8

17.5.1	to require the Executive not to carry out his duties or to exercise his powers or responsibilities under this Agreement during the remaining period of his notice period (or any part of such period);

17.5.2	to require the Executive to resign immediately from any offices which he may hold in the Company or in any Group Company;

17.5.3	to require the Executive not to attend his place of work or any other premises of the Company or of any Group Company during the remaining period of his employment under this Agreement (or any part of such period);

17.5.4	to require the Executive not to make contact with any employees, agents, customers or clients of the Company or of any Group Company except as directed by the Company during the remaining period of his notice (or any part of such period);

17.5.5	to require the Executive to return to the Company all documents, computer discs and other property (including summaries,extracts or copies) belonging to the Company or to any Group Company or to its or their clients or customers; and

17.5.6	to require the Executive to work from his home and/or (insofar as it is reasonable) to carry out exceptional duties or special projects outside the normal scope of his duties and responsibilities.

17.6	Where notice is served, whether by the Company or by the Executive, to terminate the Executive's employment the Company may at its absolute discretion, at any time during the period of notice:

17.6.1	terminate the Executive's employment forthwith without thereby being in breach of this Agreement; and

17.6.2	in full and final settlement of the Executive's contractual claims under this Agreement pay to the Executive an amount equal to:

17.6.2.1	the Executive’s salary; and

17.6.2.2	the capitalised value of the benefits to which the Executive is entitled;

under this Agreement for the remaining period of notice.

17.7	The Executive agrees:

17.7.1	that at the expense and reasonable request of the Company and in any event on termination of his employment he will transfer or procure the transfer of any shares which are then held by him in trust or as a nominee by virtue of his employment with the Company to such person or persons as the Company may direct; and

17.7.2	that if the Executive fails to do so within seven days of any such request or the termination of his employment (as the case may be) the Company is irrevocably authorised to appoint a person or persons to execute all necessary transfer forms and other documentation on his behalf.

9

18.	DEDUCTIONS

The Executive hereby authorises the Company at any time during the continuance of this Agreement and in any event on termination howsoever arising, to deduct from his remuneration (which for this purpose includes salary, pay in lieu of notice, commission, bonus, holiday pay and sick pay) all debts owed by the Executive to the Company or to any Group Company, including but without limitation:

18.1	the balance outstanding of any loans (and interest where appropriate) advanced by the Company to the Executive;

18.2	the cost of repairing any damage or loss to the Company's property caused by him; and

18.3	any loss suffered by the Company as a result of any neglect or breach of duty under this Agreement by the Executive

19.	RECONSTRUCTION OF THE COMPANY

The Executive shall have no claim against the Company if his employment under this Agreement is terminated by reason of the liquidation of the Company for the purposes of amalgamation or reconstruction provided that he is offered employment with any concern or undertaking resulting from such amalgamation or reconstruction on terms and conditions which, taken as a whole, are not less favourable than the terms of this Agreement.

20.	DELIVERY OF DOCUMENTS AND PROPERTY

20.1	On termination of this Agreement for any reason (or earlier if requested) the Executive will immediately deliver up to the Company all property (including but not limited to any Company car and property connected with any car provided under this Agreement, documents and software, credit cards, keys and security passes) belonging to it or to any Group Company in the Executive's possession or under his control.

20.2	For the purposes of clause 20.1 documents and software include (but are not limited to) correspondence, diaries, address books, databases, files, reports, minutes, plans, records, documentation or any other medium for storing information.

20.3	The Executive's obligations under this clause 20 include the return of all copies, drafts, reproductions, notes, extracts or summaries (however stored or made) of all documents and software.

20.4	The Company may withhold any monies then owing to the Executive in any respect pending his providing, if so requested, his written undertaking that he has complied with the obligations contained in this clause 20.

21.	RESIGNATION AS DIRECTOR

21.1	Without prejudice to clause 17.5.2 the Executive will on termination of this Agreement for any reason at the request of the Board promptly resign without claim for compensation:

21.1.1	as a director of the Company and of all such Group Companies of which he is a director; and

21.1.2	from all trusteeships held by him of any pension scheme or other trusts established by the Company or by any Group Company or by any other company with which the Executive has had dealings as a consequence of his employment with the Company.

21.2	If the Executive fails to resign within seven days of such request, the Company is irrevocably authorised to appoint a person to execute any documents and to do everything necessary to effect such resignation or resignations on the Executive's behalf.

10

22.	DISCIPLINARY AND GRIEVANCE PROCEDURES

22.1	There is no disciplinary procedure applicable to the Executive.

22.2	The Executive is expected:

22.2.1	to conduct himself in a suitable manner; and

22.2.2	to exhibit the standard of behaviour commensurate with his position.

22.3	If the Executive has any grievance relating to his employment under this Agreement, he should raise it with the Chairman and thereafter (if the matter is not resolved) with the Board.

23.	DATA PROTECTION

23.1	The Company shall hold personal data in relation to the Executive in its manual and automated filing systems.

23.2	The Executive consents to the processing and disclosure of such data both inside and, where necessary, outside the European Economic Area.

23.3	The Executive agrees that personal information relating to him may be disclosed for marketing and/or PR purposes and in connection with the performance of his duties under this Agreement.

23.4	The Executive agrees to use all reasonable endeavours to keep the Company informed of any changes to his personal data.

23.5	The Executive agrees to adhere to the Company's reasonable data protection rules and procedures insofar as he is informed of them.

24.	E-MAIL AND INTERNET POLICY

The Executive agrees to adhere to the Company's e-mail and internet policy, insofar as he is informed of it.

25.	COLLECTIVE AGREEMENTS

There are no collective agreements with Trade Unions that directly affect the terms and conditions of the Executive's employment.

26.	NOTICES

26.1	Any notice to be given under this Agreement to the Executive may be

26.1.1	given to him personally or

26.1.2	sent to him by pre-paid first class letter or

26.1.3	sent by facsimile transmission addressed to him at his last known place of residence.

26.2	Any notice to be given to the Company:

11

26.2.1	should be addressed to the Chairman; and
26.2.2	may be served by leaving it at or sending it by pre-paid first class letter to its registered office for the time being.

26.3	Any notice served by post shall be deemed to have been served forty-eight hours after it was posted and proof that the notice was properly addressed, pre-paid and posted shall be sufficient evidence of service.

27.	PRIOR AGREEMENTS

This Agreement cancels and is in substitution for all previous letters of engagement, agreements and arrangements (whether oral or in writing) relating to the subject matter hereof between the Company or any Group Company and the Executive all of which shall be deemed to have been terminated by mutual consent.

28.	RIGHTS OF THIRD PARTIES

This Agreement does not confer rights on the Executive's spouse or dependants or on any third party.

29.	GOVERNING LAW AND JURISDICTION

29.1	This Agreement shall be governed by and interpreted in accordance with the law of Ireland.

29.2	The parties to this Agreement submit to the exclusive jurisdiction of the Irish Courts in relation to any claim, dispute or matter arising out of or relating to this Agreement.

29.3	Any delay by any party in exercising any of its or his rights under this Agreement will not constitute a waiver of such rights.

12

IN WITNESS of which the parties have executed this Agreement as a deed on the date set out above.

EXECUTED as a deed by the Company which was delivered when dated, acting by:

Director

Signature /s/ David Over

Name	David Over

SIGNED and delivered by the Executive

Jack Kaye

Signature : /s/ Jack Kaye

13